Exhibit 10.1

AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment to Employment Agreement (the “Amendment”) is made and entered into this 19 day of September 2023 (the “Amendment Effective Date”), by and among Airobotics Ltd., an Israeli corporation (the “Company”) and Yishay Curelaru (the “Employee”) (Company and the Employee shall each be referred hereto as a “Party”, and collectively, as the “Parties”).

WHEREAS, on June 7st 2018, the Parties entered into an employment agreement (the “Original Agreement”);

WHEREAS, the Parties wish to amend certain terms and provisions in the Original Agreement as detailed below; NOW, THEREFORE, the Parties hereby agree as follows:

1.	It is hereby agreed that effective as of the date hereof, the following terms and provision shall apply to the relations between the Company and Employee, replacing, supplementing and changing the existing terms set forth in the Original Agreement, as detailed below:

1.1	Section 3,5,10 of Exhibit A of the Original Agreement shall be deleted in their entirety from the Original Agreement and replaced with the following, in addition section number 16 will be added to the table of Exhibit A of the Original Agreement as followed:

3.	Position:	Chief Financial Officer, Treasurer and Secretary of Ondas Holdings Inc & Chief Financial Officer of Airobotics LTD.
5.	Monthly Salary	NIS 60,000 (gross)
10.	Keren Hishtalmut (Education Fund)	Company Contribution- 7.5% of the entire Monthly Salary, Employee Contribution- 2.5% of the entire Monthly Salary
16.	Severance compensation	Six months’ salary

1.2	Severance Compensation - Notwithstanding the original agreement, if (i) Employee is terminated by the Company without Cause, (ii) Executive terminates Employee’s employment due to Constructive Termination, or (iii) Employee’s employment terminates as a result of his Disability, the Company will provide Employee the following compensation:

(a) The Company will pay the Employee’s continued Base Salary and Plan Benefits monthly for a period of six (6) months, following the date of termination. If Employee is eligible to receive disability payments pursuant to a disability insurance policy paid for by the Company, Employee shall assign such benefits to the Company for all periods as to which Employee is receiving payment under this Letter Agreement.

(b) The provision of the foregoing severance is conditioned upon Executive’s continued compliance with the terms of this Letter Agreement and Executive executing, delivering to the Company and not revoking a signed general release and non-disparagement agreement (the “Waiver and Release of Claims” in the form attached hereto as Exhibit A) within sixty (60) days following his termination of employment. Notwithstanding anything to the contrary in this Letter Agreement, if the above sixty (60) day release period straddles two (2) calendar years, no severance benefits shall be paid to the Executive until the second calendar year (with any missed severance payments being paid to the Executive on the first payroll date occurring in the second calendar year).

2.	Except as specifically modified in this Amendment, the provisions, terms, conditions and definitions in the Original Agreement shall remain in full force and effect and shall apply to this Amendment mutatis mutandis.

3.	This Amendment shall be deemed an integral part of the Original Agreement. In any event of inconsistency between the terms of the Original Agreement and the terms of this Amendment, the terms of this Amendment shall prevail.

4.	This Amendment shall be governed by and construed under the laws of the State of Israel, without regard to the conflicts of law principles of such State. The Parties irrevocably submit to the exclusive jurisdiction of the Courts of the district of Tel Aviv-Jaffa in respect of any dispute or matter arising out of or connected with this Amendment.

5.	This Amendment and the Original Agreement constitute the full and entire understanding and agreement between the Parties regarding the subject matters hereof and thereof.

IN WITNESS WHEREOF, the parties have executed this amendment.

Airobotics Ltd.		Yishay Curelaru

Signature:	/s/ Meir Kliner	Signature:	/s/ Yishay Curelaru
Name:	Meir Kliner	Name:	Yishay Curelaru
Title:	CEO	Date:	9/27/2023

Ondas Holding Inc.

Signature:	/s/ Eric Brock
Name:	Eric Brock
Title:	CEO